EXHIBIT 4.1

NOTICE OF REDEMPTION LETTER

TO ALL HOLDERS OF CLASS A WARRANTS

INCLUDED IN REGISTRATION STATEMENT

NO. 333-181420 TO EXERCISE WARRANTS

FOR SHARES OF COMMON STOCK

OF

BLUE EARTH, INC.

October 7, 2013

THE REDEMPTION PERIOD AND YOUR RIGHT TO EXERCISE CLASS A WARRANTS WILL EXPIRE AT 1:00 P.M., PACIFIC TIME, ON NOVEMBER 7, 2013, UNLESS THE REDEMPTION PERIOD IS EXTENDED OR TERMINATED EARLIER.  THE COMPANY MAY EXTEND THE REDEMPTION PERIOD AT ANY TIME, ALTHOUGH IT IS NOT REQUIRED TO DO SO.

THE REDEMPTION IS BEING MADE SOLELY UNDER THIS NOTICE TO ALL HOLDERS OF REGISTERED WARRANTS. THE REDEMPTION IS NOT BEING MADE TO, NOR WILL EXERCISES BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF WARRANTS RESIDING IN ANY U.S. STATE IN WHICH THE MAKING OF THE REDEMPTION OR EXERCISE OF WARRANTS THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH U.S. STATE.

Blue Earth, Inc. (the “Company”) is making this Redemption, upon the terms and conditions in this Notice and the Subscription Form attached as Schedule A to the warrant certificate (which, together constitute the “Redemption”), to all holders of the Company’s registered Class A warrants (the “warrants”), which entitle the holders to purchase an aggregate of 8,832,126 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), on the following terms:  to exercise those warrants at an exercise price of $3.00 per share for a period of twenty-two (22) business days from the date hereof.  The warrants consist of 8,832,126 warrants of the Company, with an original exercise price of $3.00 per share, issued by the Company.  The “Redemption Period” is the period commencing on October 7, 2013 and ending at 1:00 p.m., Pacific Time on November 7, 2013, or such later date to which the Company may extend the redemption unless terminated earlier (the “Redemption Date”).  Upon the Redemption Date, certain Standby Purchasers will have until 8:00 P.M., Pacific Time, on November 7, 2013 to exercise the non-exercised warrants.

You may exercise some or all of your warrants on these terms. However, pursuant to Section 16 of the warrants, the Company is calling for redemption the registered and non-exercised A warrants owned by each A warrant holder as of November 7, 2013.  The warrant Holders of record will lose all ownership rights to those non-exercised warrants.  If you elect to exercise warrants in response to this Notice, please follow the instructions in this Notice and the related documents, and complete the Subscription Form attached as Schedule A to the warrant certificate. In addition, if you exercise your A warrants and desire to be a Standby Purchaser, complete the “Election to be a Standby Purchaser” form attached as Schedule B to this Notice. You will be given priority as a Standby Purchaser based upon the date exercise and election are received.

Holders of warrants are strongly encouraged to read this entire Notice, and the publicly filed information about the Company referenced herein, before making a decision whether to exercise warrants.  Schedule C is a slide presentation which contains forward looking statements that is being presented to potential Standby Purchasers. In accordance with Fair Disclosure regulations, this information is being filed with the Securities and Exchange Commission on Form 8-K.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE REDEMPTION. HOWEVER, NONE OF THE COMPANY, ITS DIRECTORS, OFFICERS OR EMPLOYEES MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD EXERCISE WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE HIS, HER OR ITS OWN DECISION WHETHER TO EXERCISE SOME OR ALL OF HIS, HER OR ITS WARRANTS.

SUMMARY

The Company	Blue Earth, Inc., a Nevada corporation. Our principal executive offices are located at 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052.

The Warrants

As of October 7, 2013, the Company had 8,832,126 registered A warrants outstanding.  These warrants were issued by the Company: to all holders of record of our Common Stock on December 31, 2010 (5,927,616 warrants); in our Series A Preferred Stock Offering (1,489,250 warrants); and in our Series B Preferred Stock Offering (1,415,260 warrants). The warrants are each exercisable for one share of Common Stock at an exercise price of $3.00.  By their terms, the non-redeemed warrants were scheduled to expire on December 31, 2013, although they are being redeemed on November 7, 2013.

Market Price of the Shares	Our Shares are listed on the OTC QB. As of October 4, 2013, the last reported sale prices for the Shares was $3.34 per share.

Redemption

All registered, non-exercised A warrants as of 1:00 P.M. Pacific time on November 7, 2013 shall be deemed called and shall be transferred to Standby Purchasers pursuant to Section 16 of the warrants.  The Company is calling for Redemption all non-exercised warrants as of the end of business on the Redemption Date from each warrant holder who does not exercise their registered A warrants, such persons will receive $.001 per warrant and lose all rights to those non-exercised warrants.

Fractional Shares	No fractional Shares will be issued. No cash will be paid in lieu of fractional shares.

Redemption Date

1:00 p.m. Pacific Time, on November 7, 2013. All warrants and related paperwork and funds must be received by the Company by this time, as instructed herein, unless the Redemption is earlier rescinded at the Board of Directors’ sole discretion.

Standby Purchasers

The Company is arranging to have Standby Purchasers who shall have until 8:00 P.M. Pacific Time on November 7, 2013 to exercise warrants at $3.00 per share,  and submit a Standby Purchaser agreement by such time with payment the next business day, although there is no assurance the Company will obtain any Standby Purchasers.  The Company’s Board of Directors reserves the right to pay: (i) a commitment fee to all Standby Purchasers, and (ii) a fee to FINRA registered broker-dealers who introduce Standby Purchasers to the Company, subject to approval by FINRA and the Company, and there being an effective registration statement which provides for any compensation.  Any warrant holder who exercises his (her) A Warrant and desires to be a Standby Purchaser shall sign and return the “Election to be a Standby Purchaser” form attached hereto as Schedule B and priority will be given based upon the date and time such form is received by the Company.

Conditions of the Redemption	The conditions of the Redemption are:

(A)

no action or event shall have occurred, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered or enforced applicable to the Redemption or the exercise of warrants for Shares under the Redemption by or before any court or governmental regulatory or administrative agency, authority or tribunal of competent jurisdiction, including, without limitation, taxing authorities, that challenges the making of the Redemption or the exercise of warrants for Shares under the Redemption or would reasonably be expected to, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or would reasonably be expected to otherwise adversely affect in any material manner, the Redemption or the exercise of warrants for Shares under the Redemption; and

	(B)	there shall not have occurred:

		●	any general suspension of or limitation on trading in securities on the OTC QB, whether or not mandatory,
		●	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States, whether or not mandatory,
		●	a commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to the United States, or
		●	in the case of any of the foregoing existing at the time of the commencement of the Redemption, a material acceleration or worsening thereof.
Use of Proceeds

The use of proceeds, if all warrants are exercised, shall be as follows, subject to amendment or change by management and the directors as may in the best interests of the Company:

a)

CHP project equity: $11,000,000

b)

Solar projects:          $  5,000,000

c)

Debt reduction:        $  2,000,000

d)

Professional fees:    $   2,000,000

e)

Working capital:      $  6,496,378

Board of Directors’ Recommendations

Our Board of Directors has approved the Redemption. However, none of the Company, its directors, officers or employees makes any recommendation as to whether to exercise warrants. You must make your own decision as to whether to exercise some or all of your warrants.

Exemption/Registration

The Redemption is made pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

If you exercise warrants pursuant to the Redemption, you will receive registered Shares, under the Registration Statement.

Procedure For Exercising warrants

To exercise warrants validly pursuant to the Redemption, a properly completed and duly executed Subscription Form attached as Schedule A to the warrant certificate or photocopy thereof, together with required payment of the warrant exercise price, must be received by the Company at its address set forth at the end of this Notice prior to the Redemption Date (November 7, 2013 at 1:00 P.M. Pacific Time).  The method of delivery of all required documents is at the option and risk of the exercising warrant holders. If delivery is by mail, the Company recommends registered mail with return receipt requested (properly insured). In all cases, sufficient time should be allowed to assure timely delivery.

In the Subscription Form attached as Schedule A to the warrant certificate, the exercising warrant holder must: (i) set forth his, her or its name and address; and (ii) set forth the number of warrants exercised.

If the warrants are registered in the name of a person other than the signer of the Subscription Form, the warrants must be endorsed or accompanied by appropriate instruments of assignment, in either case signed exactly as the name(s) of the registered owner(s) appear on the warrants, with the signature(s) on the warrants or instruments of assignment guaranteed.

Unless the warrants being exercised are delivered to the Company by 1:00 P.M. Pacific Time, on the Redemption Date (November 7, 2013) accompanied by a properly completed and duly executed Subscription Form and payment of the warrant exercise price, the Company may, at its option, treat such exercise as invalid. Issuance of Shares upon exercise of warrants will be made only against the valid exercise of warrants.

Termination

We may rescind the Redemption if any of the conditions of the Redemption are not satisfied prior to the Redemption Date or at our sole discretion.  In the event that we terminate the Redemption, all non-exercised warrants will expire in accordance with their terms on December 31, 2013.

Establishment of Redemption Notice

An aggregate of 5,927,616 warrants were issued to all registered holders of our Common Stock on December 31, 2010, for no additional consideration in the form of a dividend.  The remaining 2,904,510 warrants issued in connection with our Series A and Series B Preferred Stock offerings were issued without consideration separate from the purchase price of the Preferred Stock.

Our Board of Directors believes it to be generally in the best interests of us and our warrant holders to make the Redemption. Therefore, by action of the Board of Directors taken on October 4, 2013, the Board of Directors adopted a resolution authorizing the Redemption.

Information Regarding The Company

The Company incorporates (i) the Company’s financial statements that were filed with its Annual Report on Form 10-K Amendment No. 2 for the years ended December 31, 2011 and 2012, filed with the Securities and Exchange Commission on September 12, 2013, (ii) the Company’s financial results for the quarter ended June 30, 2013 that were included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2013, and (iii) the Company’s Registration Statement on Form S-1 (No. 333-181420) declared effective on May 9, 2013. The information on slides attached as Schedule C to the document is being filed in a Form 8-K concurrent with this Notice.

The Company is subject to the information requirements of the Exchange Act and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed or furnished with the SEC, or will file or furnish with the Securities and Exchange Commission in the future, can be examined without charge at the Public Reference Room of the SEC at 100 F Street N.E., Washington, DC 20549, on official business days during the hours of 10:00 am to 3:00 pm, and copies of the material can be obtained from the SEC at prescribed rates. The materials are also available on the SEC’s website at www.sec.gov.

If you have any questions or need assistance, you should contact the Company. You may request additional copies of the Subscription Form, attached as Schedule A to the warrant certificate from the Company at:

John C. Francis

Vice President

Blue Earth, Inc.

2298 Horizon Ridge Parkway, Suite 205

Henderson, Nevada 89052

Telephone number: 702-263-1808, ext. 103

Email: jfrancis@blueearthinc.com

NOTICE OF GUARANTEED DELIVERY

OF WARRANTS OF BLUE EARTH, INC.

PURSUANT TO THE NOTICE OF REDEMPTION

DATED OCTOBER 7, 2013

EXERCISE INSTRUCTIONS:

TO: THE COMPANY

BY MAIL, HAND OR OVERNIGHT DELIVERY:

John C. Francis

Vice President, Investor Relations

Blue Earth, Inc.

2298 Horizon Ridge Parkway, Suite 205

Henderson, Nevada 89052

Telephone (702) 263-1808, ext. 103

BY FACSIMILE TRANSMISSION:

THE COMPANY

FACSIMILE: (702) 263-1824

CONFIRM BY TELEPHONE: (702) 263-1808

For the warrant to be validly exercised, it must be received by the Company, together with the Subscription Form attached as Schedule A to the warrant certificate at one of the above addresses before the Redemption Notice expires.

SCHEDULE A

SUBSCRIPTION FORM

Date:  _________, 2013

Blue Earth, Inc. - Attn: CEO

Ladies and Gentlemen:

The undersigned hereby elects to exercise the Warrant issued to it by Blue Earth, Inc. (“Company”) and dated ______________________ (“Warrant”) and to purchase thereunder _______ shares of the Common Stock of the Company (“ Shares”) at a purchase price of  $3.00 per Share or an aggregate purchase price of ____________ Dollars ($___) (“Exercise Price”).

Pursuant to the terms of the Warrant, the undersigned has delivered the Exercise Price herewith in full in cash or by certified check or wire transfer.

Very truly yours,

_____________________

Signature

_____________________

Print Name

SCHEDULE B

Election to be a Standby Purchaser

Blue Earth, Inc.

2298 Horizon Ridge Pkwy,

Suite 205

Henderson NV, 89052

Gentlemen:

The undersigned holder of Class A Warrants issued to it by Blue Earth, Inc. (the “Company”) has elected to exercise Class A Warrants on this date and hereby irrevocably commits to be a Standby Purchaser pursuant to the Company’s Notice of Redemption Offer dated October 7, 2013 for an additional ______________ shares of Common Stock.

Very truly yours,

By: ________________________

Signature

___________________________

Print Name

Date:  __________________, 2013

SCHEDULE C

Safe Harbor Statement

MATTERS DISCUSSED IN THIS PRESENTATION CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN USED IN THIS DOCUMENT, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "MAY," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES, ASSUMPTIONS, AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED, EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, RISKS AND UNCERTAINTIES ASSOCIATED WITH THE IMPACT OF ECONOMIC, COMPETITIVE AND OTHER FACTORS AFFECTING THE COMPANY AND ITS OPERATIONS, MARKETS, PRODUCTS AND CUSTOMERS, AND OTHER FACTORS DETAILED IN PERIODIC REPORTS FILED BY THE COMPANY WITH THE SEC. THIS PRESENTATION CONTAINS PROJECTIONS RELATED TO OUR FUTURE OPERATIONS, WHICH WERE PREPARED BY US AND THEY ARE SUBJECT TO UNCERTAINTY AND A COMPLEX SERIES OF FUTURE EVENTS BOTH INTERNAL AND EXTERNAL.

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BlueEarth

An Energy Solutions Company

BECHP
BESolar
BEEMS
BlueEarth
BEPPS
BEEPS

BlueEarth

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Management Team

Johnny R. Thomas, PhD, CEO & Director
- CEO since September 2010
- Former Founder, Chairman & CEO of AgriBioTech, Inc.
  - 34 acquisitions in 4 years
- PhD Oregon State University

John C. Francis, VP Corp. Development & Investor Relations
- VP Corporate Development & Investor Relations since Sept. 2010
- Former CFO of AgriBioTech, Inc.
- Founder and Former Director of FiberChem, Inc.

Laird Q. Cagan, Chairman of the Board of Directors
- Director since 2011
- Co-founder and Managing Director of Cagan McAfee Capital Partners
  - Raised over $600M of equity capital and over $2B of capital invested
- Founding Chairman of Evolution Petroleum Corporation
- Director of Calpian, Inc
- Chairman of Global Carbon Group
- MBA, MS & BS, Stanford University

Rob Potts: President, COO
- Former President, CEO of private equity portfolio companies: Turnaround specialists
- Extensive CHP development experience
- BS Mechanical engineering, BYU
- M.B.A Finance Lehigh University

Brett Woodard: CFO
- 25 yrs. Project finance, GE Capital &Nokia Networks
- Finance &accounting Wind, tele-communications & biotechnology companies
- BS &MBA Finance University of Utah
- Post graduate education in PhD Finance program at the Wharton School

BlueEarth

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Renewable Energy Divisions: Revenue Sources

BECHP BESolar

Engineering, Procurement & Construction (EPC) Business Units

- **BE CHP: Recurring Revenue**, Construct and own power plants on customer sites (DG)
    - Independent Power Producer or mini-utility
    - 20 Year Recurring Revenues (PPA)
    - Currently 7 projects contracted with one customer
- **BE Solar: Revenues recognized as % of completion**, Construct Solar projects for third party owner/developers.
    - Construction Revenues, 15-20% gross margins
    - Construction Pipeline of > $300 million (2014-2016)

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BlueEarth

BECHP

CHP: Combined Heat & Power Cogeneration

Turbines and Reciprocating Generators convert natural gas to electricity and thermal power

- Contracts to build seven CHP plants
  - BE owns power plants
  - Power plants located on customer site, 30 year lease
  - Sell thermal and electric power through 20 year PPA's
- Host customer purchases thermal and part of electricity
  - Take or pay contracts (PPA): 10 years fixed
  - Utilities must take balance of electricity, avoided costs.

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CHP: Projected Construction Schedule and Recurring Revenue

	Average Project	Comments below pertain to 2014, 2015 & 2016
Projects	Average	Build 35 Power plants (7, 11 and 17/Yr.)
Annualized Revenue	$ 8.1M	$56 to $135M trailing year power sales
20 Year Revenue	$162.0M	$5.6B when all 35 plants built
Annualized EBITDA	$ 1.9M	$13 to $66M when 7 to 35 plants are producing
20 Year EBITDA	$ 38.8M	$1.3B from 20 years of operating 35 Power plants
Mega Watts (MW)	12.5	437 MW Forecasts in 3 yrs. (87, 137 & 213/Yr.)

The annualized revenues are for the 12 months commencing when plants start producing power. Projects range from 10-20MW, with an average of 12.5 MW. These projections are based on the average of the 35 projects, but the mix of large/small will vary each year. The first 7 agreements are signed and the remainder are being engineered and negotiated.

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CHP: Finance Plans for Initial 7 CHP plants

Cost to Construct:	$130,000,000
International Bank Debt:	$ 91,000,000
Mezzanine Debt:	$ 28,000,000
Blue Earth Equity:	$ 11,000,000

Term sheets for the bank and mezzanine debt are in progress. Equity is to be provided by Blue Earth Corporate.

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CHP: Combined Heat & Power Cogeneration

Customer advantages for CHP:

- Save over $19 million/year on energy at 7 sites
- Save almost $100 million/year on all 35 sites
- Decreased labor and maintenance costs on boilers
- Less down time and less food spoilage
- Long term fixed utility rates
- Decreased carbon footprint
- Meet customer sustainability requirements

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BESolar

Solar: EPC revenue

- 2012 EPC Revenue: Approximately $5 million
- 2013/2016 EPC Contract backlog:
  - Hawaii projects with NEP
  - Hawaii Projects Owned by Blue Earth
- Strategic Agreement Pipeline >300 Million
  - Talesun Solar and NGP
- Projected Gross Margins: 15-20%

EPC contracts for the initial pipeline projects are unsigned but in negotiations.

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Energy Efficiency and Technology Divisions

BEEMS BEPPS BEEPS

BE EMS: Energy efficiency retrofits and utility programs

BE PPS and BE EPS: Proprietary Technology Business Units

- Provide a competitive advantage to BE business units
- Proprietary products for direct sales to customers and private label sales
  - Direct sales with 50% gross margins
  - Shared Savings
  - Annual and Recurring revenues

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Energy Management Services: Lighting, HVAC & Refrigeration Retrofits

- $100 Billion Rebate disbursements now to 2025
- 50% of states covering two-thirds of US population have programs
- 2012 revenues $3.4 million
- Estimated 2013/2016: $4M to $25M

- Growth Drivers:
  - Cross selling to larger customers (CHP & Municipalities)
  - Proprietary energy management systems

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BEPPS

PeakPower® Solutions: A cloud based refrigeration, lighting and HVAC management system

REAL TIME: MEASUREMENT, VERIFICATION, OPERATIONS & MAINTENANCE

- Monitors equipment signatures, alarm before failure & food spoilage
- Energy sensor monitors real time power factors and energy use
- C clamp design allows installation without disconnecting power
- Gateway provides wireless internet interface to remote sensors
- Records temperatures continuously to comply with food safety standards

- Estimated Revenue 2014/2016: $2M to $25M

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BlueEarth

PeakPower® Solutions: Markets

- Supermarkets: 37,000, $2.2 B (O&M, Product loss, power savings)
- C Stores and fast food: 900,000
- Drug and discount stores: 55,000
- Large commercial refrigeration:
- Cornerstone of EE service business by servicing before equipment fails

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BlueEarth

Energy Power Solutions: INTELLIGENT, DIGITAL, RECHARGEABLE BATTERY BACKUP SYSTEM, REPLACES LEAD ACID BATTERY BACKUP SYSTEMS

- Reduced ownership cost due to longer life, low maintenance
- Smart battery management, real time communications
- Non-explosive, zero HAZMAT issues
- Finance program for municipalities, no capital budget: Immediate Savings
- Rapid recharge allows marriage with PeakPower® systems

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Energy Power Solutions: Markets

- Traffic intersections: 400,000, $6,000/intersection = $2.4B
- Railroad Crossings: 200,000 = $1.2 B
- Market verticals: Oxygen units, wheelchairs, etc.
- Energy efficiency: Decreases peak power useage for most BBLU customers, data rooms, medical device power supply, and many others

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Revenue, Shareholder Equity & Assets: $ In Millions

16
14
12
10
8
6
4
2
0
Revenue
Shareholder Equity
Assets
Dec 31 2010
Dec 31 2011
Dec 31 2012

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Asset & Shareholder Equity – Proforma with Closings

90
80
70
60
50
40
30
20
10
0
Shareholder Equity
Assets
Dec 31 2010
Dec 31 2011
Dec 31 2012
Aug 31, 2013: Proforma

Proforma includes three acquisition closings and an equity raise.

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Summary Revenue

- **Independent Power Producer: CHP**
  - Estimated Revenue 2014/2016: $12-$80M
- **Solar EPC**
  - 2012: $5M
  - Estimated 2013/2016: $8-$100M
- **Energy Efficiency**
  - 2012: $3.4M
  - Estimated 2013/2016: $4-$25M
- **Other (HVAC, BE EPS and BE PPS)**
  - 2012: $1M
  - Estimated 2013/2016: $2-$25M

BlueEarth

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